Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2016, relating to the combined and consolidated financial statements of Akari Therapeutics, Plc appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, August 18, 2017

/s/ BDO AG

BDO AG

/s/ Christoph Tschumi	/s/ Philipp Kegele
Christoph Tschumi	Philipp Kegele